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                                                                EXHIBIT 5.1


                                December 5, 1997


J.D. Edwards & Company
One Technology Way
Denver, Colorado, 80237


        RE: POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT ON FORM S-8/S-3


Ladies and Gentlemen:


        We have examined the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8/S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about December 8, 1997, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 33,783,713 shares of your Common Stock (the "Future Issuance Shares") reserved for future issuance pursuant to the 1992 Incentive Stock Option Plan, the 1992 Nonqualified Stock Plan, the 1997 Employee Stock Purchase Plan, the 1997 Employee Stock Purchase Plan for Non-U.S. Employees, and the 1997 Equity Incentive Plan (together, the "Plans"), and 156,247 shares previously issued under the 1992 Incentive Stock Option Plan (the "Issued Shares"). As your legal counsel, we have reviewed the actions taken by you in connection with the issuance and sale of the Issued Shares and those proposed to be taken by you in connection with the issuance and sale of the Future Issuances Shares to be issued under the Plans.



        It is our opinion that the Future Issuance Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, will be legally and validly issued, fully paid and nonassessable and that the Issued Shares have been legally and validly issued and are fully paid and nonassessable.


        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation

                                        /s/  Wilson Sonsini Goodrich & Rosati